Exhibit 10.25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5th Amendment to the COLLABORATION AND LICENSE AGREEMENT

This 5th Amendment to the COLLABORATION AND LICENSE AGREEMENT (the “Amendment”) is made and entered into as of October 23, 2024, by and between RIGEL PHARMACEUTICALS, INC., a Delaware company having an address at 611 Gateway Blvd., Suite 900, South San Francisco, CA 94080, USA (“Rigel”) and KISSEI PHARMACEUTICAL CO. LTD., a Japanese company having an address at 19-48 Yoshino, Matsumoto, Nagano 399-8710, Japan (“Kissei”).  Rigel and Kissei may be referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, Rigel and Kissei entered into and executed the COLLABORATION AND LICENSE AGREEMENT on Fostamatinib dated as of October 29, 2018, as amended by the 1st Amendment dated November 9, 2022, the 2nd Amendment dated October 18, 2023, the 3rd Amendment dated August 30, 2024, and the 4th Amendment dated September 3, 2024 (the “License Agreement”); and

WHEREAS Rigel and Kissei have agreed to amend certain provisions of the License Agreement in relation to ** sublicensing in Taiwan.

NOW, THEREFORE, pursuant to Section 16.2 of the License Agreement, and in consideration of the covenants and obligations contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 4.8(c) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“(c)Sublicensing Requirements. If by the ** of the Effective Date Kissei has accomplished none of the following in China or Korea, and by ** Kissei has accomplished none of the following in Taiwan: (i) ** for the Product, or (ii) ** for the Product, or (iii) ** the Product, then Rigel shall inform Kissei of its decision to regain the right to the Product in the applicable country or region and the Parties shall promptly, and in any event within ** after Rigel so informs Kissei, confirm in writing that such country or region shall no longer be included in the Kissei Territory under this Agreement and shall become part of the Rigel Territory. For clarity, if the Parties fail to so confirm in writing that any such country or region is no longer included in the Kissei Territory within such twenty-one (21)-day period, such country or region shall automatically be deemed part of the Rigel Territory and excluded from the Kissei Territory upon the expiration of such ** period. In addition, prior to Kissei’s **, if Rigel or Kissei receives a sublicensing request under the licenses granted to Kissei under this Agreement to Develop and Commercialize the Product in such country, Kissei shall use good faith efforts to negotiate a sublicense agreement with the requesting party on commercially reasonable terms and in accordance with Section 2.2.”

2.	Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the License Agreement. All other provisions in the License Agreement that have not been changed by this Amendment shall remain in full force and effect.

3.	This Amendment may be executed by the Parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. Signatures transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same force and effect as physical execution and delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and entered into by their duly authorized representatives as of the date hereof.

Rigel Pharmaceuticals, Inc. By: /s/ Raul R. Rodriguez Name: Raul R. Rodriguez Title: President and CEO	Kissei Pharmaceutical Co. Ltd. By: /s/ Mutsuo Kanzawa Name: Mutsuo Kanzawa Title: Chairman and CEO